EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report on Form 10 K of Rockwell Medical, Inc. (the “Company”) for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes Oxley Act of 2002, that to the best of his knowledge:

1.            the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2019	/s/ Stuart Paul
Stuart Paul
Chief Executive Officer
(Principal Executive Officer)

Dated: March 15, 2019	/s/ Angus Smith
Angus Smith
Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Periodic Report pursuant to 18 U.S.C. §1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Note: A signed original of this written statement required by §906 has been provided to Rockwell Medical, Inc. and will be retained by Rockwell Medical, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.